Registration Statement No. 333-237342 Filed Pursuant to Rule 424(b)(2)
PRICING SUPPLEMENT R2698 dated April 29, 2021 (To Prospectus Supplement dated April 20, 2020 and Prospectus dated April 20, 2020)

Bank of Montreal Medium-Term Notes Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and
Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

■	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® (each referred to as an “Index”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity, upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing Index is less than its threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 8.55% per annum
■	Automatic Call. If the closing level of the lowest performing Index on any of the quarterly calculation days from October 2021 to January 2025, inclusive, is greater than or equal to its starting level, we will automatically call the securities for the original offering price plus a final contingent coupon payment
■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the original offering price of your securities
■	The threshold level for each Index is equal to 75% of its starting level
■	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its threshold level. However, you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
■	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue any securities included in any Index for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated initial value of the securities is $940.64 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$21.75	$978.25
Total	$22,531,000.00	$490,049.25	$22,040,950.75

(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

(2)

In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Terms of the Securities

Issuer:	Bank of Montreal.
Market Measures:	The S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date:	April 29, 2021.
Issue Date:	May 4, 2021. (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) divided by 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its threshold level on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (subject to postponement as described in “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or more of the Indices, the related contingent coupon payment date will be three business days after the last calculation day as postponed. If a contingent coupon payment date is postponed, the contingent coupon payment, if any, due on that contingent coupon payment date will be made on that contingent coupon payment date as so postponed with the same force and effect as if it had been made on the originally scheduled contingent coupon payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “contingent coupon rate” is 8.55% per annum.
Automatic Call:

If the closing level of the lowest performing Index on any of the quarterly calculation days from October 2021 to January 2025, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:	The 24th day of each January, April, July and October, commencing July 2021 and ending January 2025, and the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to April 24, 2025 as the “final calculation day.”
Call Settlement Date:

Three business days after the applicable calculation day (subject to postponement as described in “—Postponement of a Calculation Day” below, if applicable). If a calculation day is postponed with respect to one or more of the Indices, the related call settlement date will be three business days after the last calculation day as postponed.

Stated Maturity Date:	April 29, 2025. If the final calculation day is postponed, the stated maturity date will be the later of (i) April 29, 2025 and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•   if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or

•   if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the original offering price of your securities at stated maturity.

Any positive return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index; however, you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its threshold level.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Index:	For any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day (subject to postponement for one or more Indices as described in “—Postponement of a Calculation Day” below, if applicable).
Performance Factor:	With respect to an Index on any calculation day, its closing level on that calculation day divided by its starting level (expressed as a percentage).
Closing Level:	With respect to each Index, the “closing level” of that Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on that trading day, as obtained by the calculation agent on that trading day from the licensed third-party market data vendor contracted by the calculation agent at that time; in particular, taking into account the decimal precision and/or rounding convention employed by that licensed third-party market data vendor on that date. Currently, the calculation agent obtains market data from Bloomberg Financial Services, but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index.”
Starting Level:

With respect to the S&P 500® Index: 4,211.470, its closing level on the pricing date.

With respect to the Russell 2000® Index: 2,295.456, its closing level on the pricing date.

With respect to the NASDAQ-100 Index®: 13,970.21, its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Threshold Level:

With respect to the S&P 500® Index: 3,158.6025, which is equal to 75% of its starting level.

With respect to the Russell 2000® Index: 1,721.592, which is equal to 75% of its starting level.

With respect to the NASDAQ-100 Index®: 10,477.6575, which is equal to 75% of its starting level.

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Index, that calculation day for each Index will be postponed to the next succeeding day that is a trading day with respect to each Index. A calculation day for an Index is also subject to postponement due to the occurrence of a market disruption event with respect to that Index on that calculation day. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:

For a discussion of the Canadian federal income tax considerations relating to an investment in the securities, please see the section of the prospectus supplement, “Certain Income Tax Consequences – Certain Canadian Income Tax Considerations.”

For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see the section below, “Supplemental U.S. Federal Income Tax Considerations.”

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an underwriting discount of $21.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

The agent, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06368EHN5
No Conversion:	The securities will not be subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (the “CDIC Act”).

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus supplement dated April 20, 2020 and the prospectus dated April 20, 2020. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. Information in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated April 20, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000119312520112249/d908040d424b5.htm

•	Prospectus dated April 20, 2020:

https://www.sec.gov/Archives/edgar/data/927971/000119312520112240/d903160d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971. As used in this pricing supplement, “we,” “us” or “our” refers to Bank of Montreal.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Estimated Value of the Securities

Our estimated initial value of the securities on the date of this pricing supplement equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions are derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities on the pricing date was determined based on market conditions at that time.

For more information about the estimated initial value of the securities, see “Risk Factors” below.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

☐

seek an investment with contingent quarterly coupon payments at a rate of 8.55% per annum until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 75% of its starting level;

☐	understand that if the closing level of the lowest performing Index on the final calculation day has declined by more than 25% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 25%, and possibly all, of the original offering price at stated maturity;
☐	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities;
☐	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
☐	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;
☐	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;
☐	understand and are willing to accept the full downside risks of each Index;
☐	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and
☐	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

☐	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
☐	seek full return of the original offering price of the securities at stated maturity;

☐	seek a security with a fixed term;

☐	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page of this pricing supplement;
☐	are unwilling to accept the risk that the closing level of the lowest performing Index on the final calculation day may decline by more than 25% from its starting level;
☐	seek certainty of current income over the term of the securities;
☐	seek exposure to the upside performance of any or each Index;
☐	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;
☐

are unwilling to accept the risk of exposure to the large capitalization segment of the United States equity market represented by the S&P 500® Index, the small-capitalization segment of the United States equity market represented by the Russell 2000® Index, and the U.S. and foreign equity markets represented by the NASDAQ-100 Index®;

☐	are unwilling to accept the credit risk of Bank of Montreal; or
☐	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on the related quarterly calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that calculation day. The performance factor of an Index on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index, as follows:

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the original offering price per security, depending on the ending level of the lowest performing Index on the final calculation day.

If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The threshold level for each Index is 75% of its starting level. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 25.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the original offering price per security. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.

Even if the ending level of the lowest performing Index on the final calculation day is greater than its threshold level, the maturity payment amount will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of one or more Indices could offset the poor performance of the others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although each Index must close above its respective threshold level on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.

Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if its ending level is below its threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its threshold level on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In Bank Of Montreal’s Structured Debt Securities, Including The Securities

The Securities Are Subject To The Credit Risk Of Bank Of Montreal.

The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the issuers of any securities included in any Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Is Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities exceeds our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs include the underwriting discount and selling concessions, the profits that we and our affiliates, and/or the agent and its affiliates, expect to realize for assuming the risks in hedging our obligations under the securities, and the estimated cost of hedging these obligations.

The Terms Of The Securities Were Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we used an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the date of this pricing supplement was derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Indices, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this pricing supplement. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. WFS has advised us that, if you hold the securities through an account at WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

Risks Relating To The Value Of The Securities And Any Secondary Market

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Performance of the Indices. The value of the securities prior to maturity will depend substantially on the then-current level of each Index. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the lowest performing Index at that time is less than, equal to or not sufficiently above its starting level or its threshold level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Indices. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Indices changes.

•	Correlation Among The Indices. Correlation refers to the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Indices may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Indices decreases.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current levels of the Indices. This difference will most likely reflect a discount due to expectations and uncertainty concerning the levels of the Indices during the period of time still remaining to the stated maturity date.

•	Dividend Yields On Securities Included In The Indices. The value of the securities may be affected by the dividend yields on securities included in the Indices.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the level of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Indices

You Will Be Subject To Risks Resulting From The Relationship Between The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities. Each Index represents a different equity market. The S&P 500® Index represents the large capitalization segment of the United States equity market, the Russell 2000® Index represents the small capitalization segment of the United States equity market and the NASDAQ-100 Index® represents the non-financial, large capitalization segments of the United States and certain foreign equity markets. These different equity markets may not perform similarly over the term of the securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Levels Of The Indices Should Not Be Taken As An Indication Of The Future Performance Of The Indices During The Term Of The Securities.

The trading prices of the securities included in the Indices will determine the levels of the Indices and, therefore, whether the securities will be automatically called prior to stated maturity, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing levels of the Indices will fall or rise compared to their respective starting levels. Trading prices of the securities included in the Indices will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Indices do not provide an indication of the future performance of the Indices.

Changes That Affect The Indices May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of an index sponsor concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising that Index and the manner in which an index sponsor takes account of certain changes affecting those securities may affect the level of that Index and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at maturity and whether contingent coupon payments will be made. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates that Index. Any of those actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.

Actions by any company whose securities are included in an Index may have an adverse effect on the price of its security, the closing level of that Index on any calculation day, the ending level of that Index and the value of the securities. WFS’s parent company, Wells Fargo & Company, is currently one of the companies included in the S&P 500® Index. However, neither we nor WFS are affiliated with any of the other companies included in any Index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about the index sponsors and the Indices contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Index and the index sponsors. The index sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000® Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

The NASDAQ-100 Index® (“NDX”) tracks the value of certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the NDX may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Index will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of WFS or any other dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine the closing level of each Index on each calculation day, the ending level of each Index, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to any Index on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Index; determining the closing level of an Index if a calculation day is postponed with respect to that Index to the last day to which it may be postponed and a market disruption event occurs with respect to that Index on that day; if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of that Index on any calculation day and the ending level of that Index; and determining whether to adjust the closing level of an Index on a calculation day in the event of certain changes in or modifications to that Index. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. BMOCM calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by BMOCM. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the Indices. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Indices or the companies whose securities are included in an Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Indices or the companies whose securities are included in an Index could adversely affect the level of the applicable Index and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Indices from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Indices or the companies whose securities are included in an Index published on or prior to the pricing date could have resulted in an increase in the levels of the Indices on the pricing date, which could adversely affect investors in the securities by increasing the level at which each Index must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of that Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in an Index, including making loans to those companies (including exercising creditors’ remedies with respect to those loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of that Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in an Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Indices. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in an Index or listed or over-the-counter derivative or synthetic instruments related to the Indices or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in an Index, or derivative or synthetic instruments related to the Indices or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Indices. These hedging activities could potentially adversely affect the levels of the Indices and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Indices. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in an Index and other instruments relating to the Indices or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the levels of the Indices and, therefore, could adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax Matters

The Tax Consequences Of An Investment In The Securities Are Uncertain.

The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as “prepaid forward contracts” and other similar instruments even though that holder will not receive any payments with respect to the securities until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income. Any Treasury Regulations or other guidance promulgated after consideration of these issues could apply on a retroactive basis.

Please read carefully the section entitled “Supplemental U.S. Federal Income Tax Considerations” in this pricing supplement. You should consult your tax advisor about your own tax situation.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
74.00%	$740.00
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 8.55% per annum and assume the hypothetical starting level, threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level and less than its starting level. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date, and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	NASDAQ-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	90.00	95.00	80.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the NASDAQ-100 Index® has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level, but less than its starting level, you would receive a contingent coupon payment on the applicable contingent coupon payment date, and the securities would not be automatically called. The contingent coupon payment would be equal to $21.375 per security, determined as follows: (i) $1,000 multiplied by 8.55% per annum divided by (ii) 4.

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its threshold level. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date, and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	NASDAQ-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	74.00	125.00	105.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	74.00%	125.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing levels of the better performing Indices on the relevant calculation day are greater than their starting levels. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon payment.

	S&P 500® Index	Russell 2000® Index	NASDAQ-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	115.00	105.00	130.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	115.00%	105.00%	130.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,021.375 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index on the final calculation day is greater than its starting level, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	NASDAQ-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	145.00	135.00	125.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	145.00%	135.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the NASDAQ-100 Index® has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical threshold level, the maturity payment amount would equal the original offering price. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its threshold level, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	NASDAQ-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	85.00	115.00	110.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	85.00%	115.00%	110.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but not by more than 25%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount is less than the original offering price of your securities at maturity and you do not receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	NASDAQ-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	120.00	45.00	90.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	120.00%	45.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level by more than 25%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold level.

To the extent that the starting level, threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Additional Terms of the Securities

Bank of Montreal will issue the securities as part of a series of senior unsecured debt securities, as described in more detail in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day,” as to each Index, means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying that Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to that Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to that Index.

Calculation Agent

BMOCM, our wholly owned subsidiary, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing levels of the Indices under certain circumstances;

•	determine if adjustments are required to the closing level of an Index under various circumstances; and

•	if publication of an Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of that Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to each Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of that Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to that Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of that Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to that Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to that Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

(F)	The relevant stock exchange for any security underlying that Index or successor equity index or any related futures or options exchange with respect to that Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index:

(1)	the relevant percentage contribution of a security to the level of that Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of that Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for that Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying that Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying that Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to that Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for that Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for that Index or any successor equity index on which each relevant stock exchange for the securities underlying that Index or any successor equity index and each related futures or options exchange with respect to that Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Index on any calculation day, then that calculation day for such Index will be postponed to the first succeeding trading day for that Index on which a market disruption event for such Index has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for that Index after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Index. If a calculation day has been postponed eight trading days for an Index after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Index on such eighth trading day, the calculation agent will determine the closing level of that Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of that Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of a calculation day for an Index due to a market disruption event with respect to such Index on such calculation day, the originally scheduled calculation day will remain the calculation day for any Index not affected by a market disruption event on such day.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If a sponsor or publisher of an Index (each, an “index sponsor”) discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee, and the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Bank of Montreal or one of its affiliates will cause notice to be given to holders of the securities.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The maturity payment amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

The S&P 500® Index

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market.

In addition, information about the S&P 500® Index may be obtained from other sources including, but not limited to, the S&P 500® Index sponsor’s website (including information regarding the S&P 500® Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500® Index is accurate or complete.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 1, 2016 to April 29, 2021. The closing level on April 29, 2021 was 4,211.47. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500 Index during the term of the securities.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by Bank of Montreal. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of S&P. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Computation of the S&P 500® Index

While S&P currently employs the following methodology to calculate the S&P 500® Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the maturity payment amount.

Historically, the market value of any component stock of the S&P 500® Index was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P began shifting the S&P 500® Index halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the S&P 500® Index to full float adjustment on September 16, 2005. S&P’s criteria for selecting stocks for the S&P 500® Index did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index.

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the S&P 500® Index. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500® Index. Constituents of the S&P 500® Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500® Index. If a constituent company of the S&P 500® Index reorganizes into a multiple share class line structure, that company will remain in the S&P 500® Index at the discretion of the S&P Index Committee in order to minimize turnover.

The S&P 500® Index is calculated using a base-weighted aggregate methodology. The level of the S&P 500® Index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to use and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it serves as a link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index, and do not require index divisor adjustments.

To prevent the level of the S&P 500® Index from changing due to corporate actions, corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the S&P 500® Index remains constant and does not reflect the corporate actions of individual companies in the S&P 500® Index. Index divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index closing level.

Changes in a company’s total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are generally announced on Fridays for implementation after the close of trading the following Friday (one week later). If a 5% or more share change causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

License Agreement

We and S&P have entered into a non-exclusive license agreement providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the S&P 500® Index, in connection with certain securities, including the securities. The S&P 500® Index is owned and published by S&P.

The license agreement between S&P and us provides that the following language must be set forth in this pricing supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard and Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index. It is possible that this trading activity will affect the value of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

The Russell 2000® Index

The Russell 2000® Index is an equity index that is intended to track the performance of the small capitalization segment of the U.S. equity market.

In addition, information about the Russell 2000® Index may be obtained from other sources including, but not limited to, the Russell 2000® Index sponsor’s website (including information regarding the Russell 2000® Index‘s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Russell 2000® Index is accurate or complete.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 1, 2016 to April 29, 2021. The closing level on April 29, 2021 was 2,295.456. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index during the term of the securities.

Russell 2000® Index Daily Closing Level

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

The Russell 2000® Index

The Russell 2000® Index was developed by Russell Investments (“Russell”) before FTSE International Limited (“FTSE”) and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Russell began dissemination of the Russell 2000® Index (Bloomberg L.P. index symbol “RTY”) on January 1, 1984. The Russell 2000® Index was set to 135 as of the close of business on December 31, 1986. FTSE Russell calculates and publishes the Russell 2000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies. The Russell 2000® Index is determined, comprised, and calculated by FTSE Russell without regard to the securities.

Selection of Stocks Comprising the Russell 2000® Index

All companies eligible for inclusion in the Russell 2000® Index must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades on a standard exchange in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) (“ADDTV”) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation “BDI” country. If the country in which its headquarters are located is a BDI, it will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. “N shares” of companies controlled by entities or individuals based in mainland China are not eligible for inclusion in the Russell 2000® Index.

All securities eligible for inclusion in the Russell 2000® Index must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the “rank day” in May of each year (timetable is announced each spring) to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. FTSE Russell adds initial public offerings (IPOs) each quarter to ensure that new additions to the institutional investing opportunity set are reflected in representative indexes. A stock added during the quarterly IPO process is considered a new index addition, and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the eligibility period in order to qualify for index inclusion. If an existing index member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible.

Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies, are not eligible), blank check companies, special-purpose acquisition companies, exchange traded funds, mutual funds and limited partnerships are ineligible for inclusion. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts are not eligible for inclusion in the Russell 2000® Index.

Annual reconstitution is a process by which the Russell 2000® Index is completely rebuilt. On the rank day of May, all eligible securities are ranked by their total market capitalization. The largest 4,000 become the Russell 3000E Index, and the other FTSE Russell indexes are determined from that set of securities. Reconstitution of the Russell 2000® Index occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the Russell 2000® Index on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

License Agreement

“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by us.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. FTSE Russell's publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. FTSE Russell's only relationship to the Issuer is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000® Index which is determined, composed and calculated by FTSE Russell without regard to the Issuer or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RTY OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RTY OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RTY OR ANY DATA INCLUDED HEREIN WITHOUT LIMITING ANY OF THE FOREGOING. IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

The NASDAQ-100 Index®

The NASDAQ-100 Index® is a modified market capitalization-weighted index of the 100 largest non-financial companies listed on The NASDAQ Stock Market.

In addition, information about the NASDAQ-100 Index® may be obtained from other sources including, but not limited to, the NASDAQ-100 Index® sponsor’s website (including information regarding the NASDAQ-100 Index®’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the NASDAQ-100 Index® is accurate or complete.

Historical Information

We obtained the closing levels of the NASDAQ-100 Index® in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the NASDAQ-100 Index® for the period from January 1, 2016 to April 29, 2021. The closing level on April 29, 2021 was 13,970.21. The historical performance of the NASDAQ-100 Index® should not be taken as an indication of the future performance of the NASDAQ-100 Index® during the term of the securities.

NASDAQ-100 Index® Daily Closing Level

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

The NASDAQ-100 Index®

The NASDAQ-100 Index® (“NDX”) is a modified market capitalization-weighted index of the 100 largest stocks of both U.S. and non-U.S. non-financial companies listed on The NASDAQ Stock Market. It does not contain securities of financial companies, including investment companies. The NDX, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. The Nasdaq, Inc. (“NASDAQ”) publishes the NDX. Current information regarding the market value of the NDX is available from NASDAQ, as well as numerous market information services.

The share weights of the component securities of the NDX at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NDX is directly proportional to the value of its share weight.

Index Calculation

At any moment in time, the level of the NDX equals the aggregate value of the then-current share weights of each of the component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported level of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

Initial Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

•	the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must generally be a common stock, ordinary share, American Depositary Receipt, or tracking stock (closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interests, warrants, units and other derivative securities are not included in the NDX, nor are the securities of investment companies);

•	the security must have a three-month average daily trading volume of at least 200,000 shares;

•	if the security is issued by an issuer organized under the laws of a jurisdiction outside the United States, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an “eligible exchange,” as determined under the index rules.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NDX the following criteria apply:

•	the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three-month trading period as measured annually during the ranking review process described below;

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible;

•	the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event that a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

These eligibility criteria may be revised from time to time by NASDAQ without regard to the securities.

Annual Ranking Review

The component securities are evaluated on an annual basis (the “Ranking Review”), except under extraordinary circumstances, which may result in an interim evaluation, as follows. Securities that meet the applicable eligibility criteria are ranked by market value. Eligible securities that are already in the NDX and that are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NDX. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review or was added to the NDX subsequent to the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those eligible securities not currently in the NDX that have the largest market capitalization. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a component security is determined by NASDAQ to become ineligible for continued inclusion in the NDX, the security will be replaced with the largest market capitalization security meeting the eligibility criteria listed above and not currently included in the NDX.

Index Maintenance

In addition to the Ranking Review, the securities in the NDX are monitored every day by NASDAQ with respect to changes in total shares outstanding arising from corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances. NASDAQ has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.

In either case, the share weights for those component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. Ordinarily, whenever there is a change in the share weights, a change in a component security, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, NASDAQ adjusts the divisor to ensure that there is no discontinuity in the level of the NDX that might otherwise be caused by any of those changes. All changes will be announced in advance.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Index Rebalancing

The Index is rebalanced on a quarterly basis in March, June, September and December in accordance with NASDAQ’s rules. Rebalance changes become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on specified weighting restrictions if it is determined to be necessary to maintain the integrity of the underlying index.

License Agreement

The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NDX to track general stock market performance. The Corporations' only relationship to the Issuer (“Licensee”) is in the licensing of the Nasdaq®, the NASDAQ-100 Index®, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the securities. NASDAQ has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have no participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN, THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and, each such plan, an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, individual retirement accounts and Keogh plans subject to Section 4975 of the Code and entities such as collective investment funds, partnerships or separate accounts whose underlying assets are deemed to include “plan assets” of such ERISA Plans, accounts or plans (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case referred to herein as “parties in interest”) with respect to such Plans. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Where the Bank of Montreal or our affiliate is or becomes a party in interest with respect to a Plan, the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and result in civil penalties or other liabilities under ERISA or an excise tax under Section 4975 of the Code unless such acquisition and holding is pursuant to and in accordance with applicable statutory, regulatory or administrative relief.

In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither Bank of Montreal nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. Those exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

Accordingly, the securities may not be purchased or held by any Plan or any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for exemptive relief under one or more of the PTCEs listed above or under the Service Provider Exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will therefore be deemed to have represented by such purchase and holding that it either (1) is not a Plan and is not purchasing the securities on behalf of or with “plan assets” of any Plan or (2) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar rules under applicable laws or regulations (“Similar Laws”). As such, any purchaser or holder of the securities or any interest in the securities which is, or is investing the assets of, a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that such purchase and holding will not violate the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

None of us, the agent or our respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition or holding of securities by any Plan or Non-ERISA Arrangement. Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of securities to any Plan or Non-ERISA Arrangement is in no respect a representation by Bank of Montreal, the agent or any of our respective affiliates that such an investment is appropriate for, or meets all applicable legal requirements with respect to investments by, Plans or Non-ERISA Arrangements.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Supplemental U.S. Federal Income Tax Considerations

The following is a general description of certain U.S. federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all U.S. federal income tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The following section supplements and, to the extent applicable, supersedes the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus) and non-United States holders (as defined below). It applies only to those holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. The discussion in this section does not apply to holders subject to special rules including holders subject to Section 451(b) of the Code.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the component stocks included in any Index would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of the stocks included in any Index were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by the issuers of the component stocks included in the Indices and consult your tax advisor regarding the possible consequences to you in this regard.

We will treat the securities as not effectively connected with our U.S. trade or business, as determined for U.S. federal income tax purposes. As a result, we intend to treat any interest income with respect to the securities, as determined for U.S. federal income tax purposes, as foreign-sourced.

United States Holders

In the opinion of our counsel, Morrison & Foerster LLP, it is reasonable to treat the securities described in this pricing supplement as a pre-paid cash-settled contingent income-bearing derivative contract in respect of the Indices for U.S. federal income tax purposes, and by purchasing a security, you agree with us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent coupon payments is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon payments (including any contingent coupon payment on or with respect to the maturity date) constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the securities are treated as described above, it would be reasonable for a United States holder to take the position that it will recognize capital gain or loss upon the sale or maturity of the securities in an amount equal to the difference between the amount a United States holder receives at such time (other than amounts properly attributable to any interest payments, which would be treated, as described above, as ordinary income) and the United States holder’s tax basis in the securities. In general, a United States holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual United States holder is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses may be subject to limitations. The holding period for securities of a United States holder who acquires the securities upon issuance generally will begin on the date after the issue date of the securities. If the securities are held by the same United States holder until maturity, that holder’s holding period generally will include the maturity date. It is possible that the Internal Revenue Service could assert that a United States holder’s holding period in respect of the securities should end on the date on which the amount the holder is entitled to receive upon the maturity of the securities is determined, even if the holder does not receive such amounts prior to the maturity of the securities. In such case, a United States holder may be treated as having a holding period in respect of the securities that is one year or less even if the holder receives cash upon maturity of the securities at a time that is more than one year after the beginning of its holding period.

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Alternative Treatments

Alternative tax treatments of the securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a contingent payment debt instrument. If the securities are so treated, a United States holder would generally be required to accrue interest currently over the term of the securities regardless of its method of tax accounting based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities irrespective of the contingent coupon payments, if any, paid on the securities. In addition, any gain a United States holder might recognize upon the sale or maturity of the securities would be ordinary income and any loss recognized by such holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could assert that any gain or loss that a holder may recognize upon the sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis irrespective of any interest payments, and they sought taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently, and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this pricing supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting

Please see the discussion under “United States Federal Income Taxation—Other Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

The following discussion applies to non-United States holders of the securities. A non-United States holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

As referenced above, we intend to treat payments with respect to a security as not effectively connected with our U.S. trade or business, and thus as foreign-sourced, for U.S. federal income tax purposes. As a result, except as discussed below, generally a non-United States holder will not be subject to U.S. federal income or withholding tax with respect to a security unless payments with respect to such security are effectively connected with the conduct by the holder of a U.S. trade or business or, under certain limited circumstances, the holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the sale or maturity of the securities.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-United States holder. Under Treasury Department regulations, payments (including deemed payments) with respect to equity -linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the Internal Revenue Service has issued guidance that states that the Treasury Department and the Internal Revenue Service intend to amend the effective date of the Treasury regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the terms of the securities and certain representations provided by us, the securities should not be delta-one instruments within the meaning of Section 871(m) of the Code and the Treasury regulations promulgated thereunder. Accordingly, if the securities are not delta-one instruments and are issued before January 1, 2023, non-United States holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Indices or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-United States holders that enter, or have entered, into other transactions in respect of the Indices, the Indices’ underlying equities or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-36

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gains, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with certain certifications. Proposed regulations eliminate the requirement under FATCA to withhold from the gross proceeds from the disposition of financial instruments, and may be relied upon pending their finalization.

To the extent that the securities and payments with respect thereto are properly treated as described herein for U.S. federal income tax purposes, we do not expect FATCA withholding will apply to payments on the securities. However, if we (or an applicable withholding agent) determine withholding is appropriate with respect to the securities, we (or such agent) will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.

PRS-37

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Supplemental Plan of Distribution (Conflicts of Interest)

The securities are being purchased by the agent as principal, pursuant to a distribution agreement between the agent and us. The agent has agreed to pay certain of our out-of-pocket expenses of the issue of the securities.

From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent and/or one of our affiliates may be our hedge counterparty for a hedge relating to our obligations under the securities.

In the future, the agent and its affiliates may purchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or otherwise. Wells Fargo Securities, LLC may act as principal or agent in such transactions.

The agent has committed to purchase all of these securities in the initial public offering of the securities if any are purchased. The agent will receive an underwriting discount of $21.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. These securities dealers may include WFA. In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Proceeds to be received by us in this offering will be net of the underwriting discount, commission and expenses payable by us.

The securities are new issues of securities with no established trading markets. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates, and BMOCM and its affiliates, may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period.

Our broker-dealer subsidiary, BMOCM, does not expect to make a market in the securities. If BMOCM determines that the agent is unable or unwilling to make a market in the securities at any time, BMOCM may, but is not obligated to, make a market in the securities at that time. If BMOCM makes a market in the securities at any time, its valuation of the securities may differ from the agent’s valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.

We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

No action has been or will be taken by us, the agent or any broker-dealer affiliates of either us or the agent that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any broker-dealer affiliates of either us or the agent.

Conflicts of Interest

Wells Fargo Securities, LLC is the agent for the distribution of the securities and is an affiliate of Wells Fargo Bank, National Association, which acts as trustee under the senior debt indenture governing the securities. Therefore, if a default occurs with respect to the securities, the trustee would have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the senior debt indenture governing the securities and we would be required to appoint a successor trustee. If the trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the senior debt indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to holders of the securities under the senior debt indenture and (b) a conflicting interest under the senior debt indenture for purposes of the Trust Indenture Act.

PRS-38

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Selling Restrictions

The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided in this pricing supplement and the related prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Argentina

The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this pricing supplement and the related prospectus supplement and prospectus have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The securities have not been, and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This pricing supplement and the related prospectus supplement and prospectus shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement (and the related prospectus supplement and prospectus) do not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

European Economic Area

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”) or in the U.K. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (“the Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the U.K. has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the U.K. may be unlawful under the PRIIPs Regulation.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the related prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

PRS-39

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Panama

The securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Paraguay

The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or the related prospectus supplement, the prospectus or any other material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

PRS-40

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index® due April 29, 2025

Validity Of The Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Senior Indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Senior Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Senior Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Senior Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Senior Debt Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated April 20, 2020, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated April 20, 2020.

In the opinion of Morrison & Foerster LLP, when the pricing supplement has been attached to, and duly notated on, the master note that represents the securities, and the securities have been issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of Bank of Montreal, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated April 20, 2020, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated April 20, 2020.

PRS-41